SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                   FORM 8-K/A

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)  March 12, 1996


                              WIZ TECHNOLOGY, INC.
             (Exact name of registrant as specified in its charter)


                                     Nevada
                 (State or other jurisdiction of incorporation)


         1-12726                                                    33-0560855
(Commission File Number)    (IRS Employer Identification No.)


32951 Calle Perfecto, San Juan Capistrano, California  92675
Address of principal executive offices)                     (Zip Code)


Registrant's telephone number, including area code:  (714) 443-3000

Item 2.       Acquisition or Disposition of Assets.
Item 7. Financial Statements, Pro Forma Financial Informa-tion and Exhibits.

              As previously reported in the Form 8-K dated March 12, 1996, on March 12, 1996, Wiz Technology, Inc. (the "Company") acquired Q&A Sales Marketing, Inc. ("Q&A") pursuant to an Agreement and Plan of Reorganization dated February 14, 1996 (the "Agreement") between the Company, Q&A, and a wholly owned subsidiary of the Company, Q&A Acquisition Company ("QAC"). The acquisition has been accounted for as a purchase.

              The  required   financial   statements  and  pro  forma  financial
information are filed herewith.


              (c)        Exhibits

2. Plan of acquisition, reorganization, arrangement, liquida-tion or succession.

              2.1. Agreement and Plan of Reorganization, dated February 14, 1996, between the Company, Q&A Sales Marketing, Inc. and Q&A Acquisition Company. Filed with origi-nal Form 8-K.

                                   SIGNATURES

              Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:   May 24, 1996        WIZ TECHNOLOGY, INC.



                                                 By:/s/ Mar-Jeanne Tendler
                                                       Mar-Jeanne Tendler
                                                       Chief Executive Officer

                                         January 19, 1996



                          Independent Auditors' Report

To the Board of Directors of Q & A Sales and Marketing, Inc.

         We have audited the accompanying balance sheet of Q & A Sales and Marketing, Inc. as of December 31, 1995, and the related statements of operations and accumulated deficit, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

         We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test bases, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Q & A Sales and Marketing, Inc. as of December 31, 1995, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.


         Lesley, Thomas, Schwartz & Postma, Inc.
         A Professional Accountancy Corporation
         Newport Beach, California

                         Q & A SALES AND MARKETING, INC.
                                  BALANCE SHEET
                                DECEMBER 31, 1995

                                     ASSETS

CURRENT ASSETS
         Cash and cash equivalents (Note 1)                                                         32,114
         Accounts receivable, less allowance
          for doubtful accounts of $486,500 (Notes 4 and 7)                                        993,432
         Inventories (Notes 1 and 7)                                                               495,527
         Income tax receivable                                                                      37,144
         Due from employees                                                                          3,951
         Deferred tax asset, net of valuation allowance of
          $175,715 (Note 5)                                                                        204,597
         Prepaid expenses                                                                            8,443
                                                                                                  ---------

            Total current assets                                                                 1,775,208

PROPERTY AND EQUIPMENT, at cost, less accumulated depreciation
         and amortization of $41,168 (Notes 1, 2 and 7)                                            148,814
                                                                                                 ---------


OTHER ASSETS
         Deposits                                                                                   12,656
         Software development, less accumulated amortization
          of $221,771 (Note 1)                                                                     202,585
         Organization costs, less accumulated amortization
          of $5,389 (Note 1)                                                                         1,082
         Goodwill, less accumulated amortization of $3,062 (Note 1)                                 14,438
         Covenant not to compete, less accumulated amortization
          of $8,854 (Note 1)                                                                        76,146
         Deferred tax asset (Note 5)                                                                79,407
         Cash surrender value of life insurance policy (Note 6)                                     129,126
                                                                                                 ----------

            Total other assets                                                                      515,440

                                                                                                 $2,439,462








                         Q & A SALES AND MARKETING, INC.
                                  BALANCE SHEET
                                DECEMBER 31, 1995


                      LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
         Accounts payable                                                       $                  961,480
         Accrued expenses and other liabilities                                                     55,783
         Accrued royalties payable                                                                  37,916
         Deferred compensation (Notes 3, 6 and 7)                                                  260,000
         Income taxes payable                                                                        1,600
         Notes payable to majority stockholder (Note 7)                                          1,934,507
         Current portion of capital lease obligations (Note 3)                                      39,977
                                                                                          -----------------

            Total current liabilities                                                            3,291,263

CAPITAL LEASE OBLIGATIONS, net of current portion (Note 3)                                          69,834

COMMITMENTS AND CONTINGENCIES (Note 3)

STOCKHOLDERS' DEFICIT
         Common stock, no par value;
            100,000 shares authorized
            10,000 shares issued and outstanding                                        $           50,000
         Paid-in-capital                                                                            10,715
         Accumulated deficit                                                                     (982,350)
                                                                                        ------------------

         Total stockholders' deficit                                                             (921,635)


                                                                                       $         2,439,462


                                                        6


                 STATEMENT OF OPERATIONS AND ACCUMULATED DEFICIT
                          YEAR ENDED DECEMBER 31, 1995




NET SALES                                                                                   $    3,893,213

COST OF GOODS SOLD                                                                               2,210,705

GROSS PROFIT                                                                                     1,682,508

OPERATING EXPENSES
         Selling expenses                                                                        1,183,934
         General and administrative expense                                                      1,298,447
         Depreciation and amortization (Note 1)                                                    458,087
                                                                                            --------------

                  Total operating expenses                                                       2,940,468

OPERATING LOSS                                                                                 (1,257,960)

OTHER EXPENSE
         Interest expense (Notes 1 and 7)                                                          109,852
                                                                                            --------------

                  Total other expense                                                              109,852

LOSS BEFORE INCOME TAX BENEFIT                                                                  (1,367,812)

INCOME TAX BENEFIT (Note 5)                                                                          329,733
                                                                                            --------------

NET LOSS                                                                                       (1,038,079)

RETAINED EARNINGS, beginning of year                                                                55,729

ACCUMULATED DEFICIT, end of year                                                            $    (982,350)
                                                                                            ==============




                             STATEMENT OF CASH FLOWS
                          YEAR ENDED DECEMBER 31, 1995

CASH FLOWS FROM OPERATING ACTIVITIES                 $                                          (1,038,079)

         Adjustment  to  reconcile  net  loss  to net  cash  used  by  operating activities:
            Depreciation and amortization                                                          458,087
            Increase in net deferred income taxes                                                (203,995)
         Change in operating assets and liabilities
            Increase in accounts receivable                                                      (239,408)
            Increase in inventories                                                              (225,026)
            Increase in income tax receivable                                                      (37,144)
            Increase in deposits and other assets                                                (442,538)
            Decrease in prepaid royalties                                                            7,664
            Increase in deferred compensation                                                      160,000
            Increase in prepaid expenses                                                           (8,443)
            Increase in accounts payable                                                           641,581
            Increase in accrued expenses and other liabilities                                      15,880
            Decrease in income taxes payable                                                     (138,390)
            Increase in accrued royalties payable                                                   37,916
                  Total adjustments                                                                26,184
                  Net cash used in operating activities                                        (1,011,895)
CASH FLOWS FROM INVESTING ACTIVITIES
         Net increase of property and equipment                                                  (126,331)
         Acquisition of investment                                                               (104,114)

                  Net cash used in investing activities                                          (230,445)
CASH FLOWS FROM FINANCING ACTIVITIES
         Net borrowings on line of credit                                                          862,434
         Repayments received on advances to licensor and employees                                  58,610
         Net increase in capital lease obligation                                                   79,514
         Net increase in borrowings and amount due
         to majority stockholder                                                                   237,692
                  Net cash provided by financing activities                                      1,238,250
NET DECREASE IN CASH AND CASH EQUIVALENTS                                                          (4,090)

CASH AND CASH EQUIVALENTS, December 31, 1994                                                        36,204
CASH AND CASH EQUIVALENTS, December 31, 1995                                             $          32,114


                                                            February 6, 1995
                          Independent Auditors' Report

To the Board of Directors of Q & A Sales Marketing, Inc.


         We have audited the accompanying balance sheet of Q & A Sales Marketing, Inc. as of December 31, 1994, and the related statements of income, changes in stockholders' equity and cash flows for the period from March 30, 1994 (inception) through December 31, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

         We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Q & A Sales Marketing, Inc. as of December 31, 1994, and the results of its operations and its cash flows for the period from March 30, 1994 (inception) through December 31, 1994 in conformity with generally accepted accounting principles.


                     Lesley, Thomas, Schwartz & Postma, Inc.
                     A Professional Accountancy Corporation
                                    Newport Beach, California

                           Q & A SALES MARKETING, INC.
                                  BALANCE SHEET
                                DECEMBER 31, 1994


                                     ASSETS
CURRENT ASSETS
         Cash and cash equivalents (Note 1)                                    $           36,204
         Accounts receivable, net (Note 1)                                                754,024
         Due from licensor (Note 7)                                                        61,500
         Due from employees                                                                 1,061
         Inventories (Note 1)                                                             270,502
         Deferred tax asset (Note 5)                                                       74,335
         Prepaid royalties                                                                  7,664
         Investment (Note 8)                                                               25,012

                   Total current assets                                                 1,230,302

PROPERTY AND EQUIPMENT, at cost, less accumulated
         depreciation of $14,632 (Notes 1 and 2)                                           49,019

OTHER ASSETS
         Deposits                                                                           6,754
         Software development, less accumulated amortization
         of $129,478 (Note 1)                                                             265,194
         Organization costs (Note 1)                                                        6,471
         Goodwill (Note 1)                                                                 17,500
         Deferred tax asset (Note 5)                                                        5,674

                                                                                          301,593
                                                                               $        1,580,914





                           Q & A SALES MARKETING, INC.
                                  BALANCE SHEET
                                DECEMBER 31, 1994


                      LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
   Accounts payable                                                           $           319,899
   Accrued expenses and other liabilities (Note 7)                                         39,903
   Deferred compensation (Notes 3 and 6)                                                  100,000
   Income taxes payable                                                                   139,990
   Line of credit (Note 7)                                                                166,500
   Amount due to majority stockholder (Note 7)                                            667,881
   Current portion of capital lease obligations (Note 3)                                   11,555
         Total current liabilities                                                      1,445,728

CAPITAL LEASE OBLIGATIONS, less current portion (Note 3)                                   18,742

COMMITMENTS AND CONTINGENCIES (Note 3)

STOCKHOLDERS' EQUITY
   Common stock, no par value;
      100,000 shares authorized
      10,000 shares issued and outstanding                                     $           50,000
   Paid-in capital                                                                         10,715
   Retained earnings                                                                       55,729

         Total stockholders' equity                                                       116,444
                                                                               $        1,580,914



                                                       11



                           Q & A SALES MARKETING, INC.
                               STATEMENT OF INCOME
                     PERIOD FROM MARCH 30, 1994 (INCEPTION)
                            THROUGH DECEMBER 31, 1994



NET SALES                                                                      $        1,694,020

COST OF GOODS SOLD                                                                        594,689
GROSS PROFIT                                                                            1,099,331
OPERATING EXPENSES
Selling expenses                                                                          521,508
  General and administrative expense                                                      307,430
  Depreciation and amortization (Note 1)                                                  144,110

         Total operating expenses                                                         973,048
OPERATING INCOME                                                                          126,283
OTHER EXPENSE
   Interest expense (Notes 1 and 7)                                                         9,773
         Total other expense                                                                9,773
INCOME BEFORE PROVISION FOR INCOME TAXES                                                  116,510

PROVISION FOR INCOME TAXES (Note 5)                                                        60,781
NET INCOME                                                                     $           55,729





                           Q & A SALES MARKETING, INC.
                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                     PERIOD FROM MARCH 30, 1994 (INCEPTION)
                            THROUGH DECEMBER 31, 1994


                                         Common Stock          Total
                                 Shares                       Paid-In      Retained        Stockholders'
                               Outstanding       Amount       Capital      Earnings           Equity

Balance, Mar 30, 1994                  ---    $       ---  $       ---  $        ---    $           ---

Common Stock                        10,000         50,000       10,715          ---              60,715

Net Income                             ---            ---          ---        55,729             55,729

Balance, Dec. 31, 1996              10,000     $   50,000   $   10,715   $    55,729     $      116,444




                           Q & A SALES MARKETING, INC.
                             STATEMENT OF CASH FLOWS
                     PERIOD FROM MARCH 30, 1994 (INCEPTION)
                            THROUGH DECEMBER 31, 1994


CASH FLOWS FROM OPERATING ACTIVITIES
   Net income                                                                     $        55,729
   Adjustments to reconcile net income to net cash used by
         operating activities:

            Depreciation and amortization                                                 144,110
            Increase in net deferred income taxes                                        (80,009)
            Increase in deferred compensation                                             100,000
            Change in assets and liabilities
            Increase in accounts receivable                                             (754,024)
            Increase in inventories                                                     (270,502)
            Increase in deposits and other assets                                       (425,397)
            Increase in prepaid royalties                                                 (7,664)
            Increase in accounts payable                                                  319,899
            Increase in accrued expenses and other liabilities                             39,903
            Increase in income taxes payable                                              139,990

                   Total adjustments                                                    (793,694)
                   Net cash used in operating activities                                (737,965)
CASH FLOWS FROM INVESTING ACTIVITIES
   Acquisition of property and equipment                                                 (63,651)
   Acquisition of investment                                                             (25,012)

         Net cash used in investing activities                                           (88,663)
CASH FLOWS FROM FINANCING ACTIVITIES
   Net borrowings on line of credit                                                       166,500
   Advance to licensor and employees                                                     (62,561)
   Increase in capital lease obligation                                                    37,928
   Principal payments made on capital lease obligations                                   (7,631)
   Proceeds from issuance of common stock                                                  60,715
   Amount due to majority stockholder                                                     667,881

         Net cash provided by financing activities                                        862,832




                           Q & A SALES MARKETING, INC.
                             STATEMENT OF CASH FLOWS
                     PERIOD FROM MARCH 30, 1994 (INCEPTION)
                      THROUGH DECEMBER 31, 1994 (CONTINUED)



NET INCREASE IN CASH AND CASH EQUIVALENTS                                          $       36,204

CASH AND CASH EQUIVALENTS, March 30, 1994                                                     -0-
CASH AND CASH EQUIVALENTS, December 31, 1994                                       $       36,204




















                         Q & A SALES AND MARKETING, INC.
                          NOTES TO FINANCIAL STATEMENT
                                DECEMBER 31, 1995

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLI-
CIES

         Nature of Business - Q & A Sales and Marketing, Inc. (the "Company"), formerly The Software Solutions Division of Digital Systems Research, Inc., was incorporated on March 30, 1994. The Company is engaged in the development, assembly and distribution of computer software. The principal markets for the Company's products are retail sellers of computer equipment and software. The Company's customers are located predominately across the United States with a small customer base in foreign countries.

         Accounting Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         Fair Value of Financial Instruments - For purposes of valuation analysis, financial instruments consist of the following: cash and cash equivalents, accounts receivable, income tax receivable, due from employees, investment, deposits, accounts payable, accrued expenses and other liabilities, accrued royalties payable, deferred compensation, income taxes payable, notes payable and capital lease obligations. Management periodically reviews various market factors effecting financial instruments including maturi- ties, cash flows, interest rates and investment risks to determine fair value. Based on management's valuation, they have estimated the carrying amounts of short-term financial instruments approximate fair value because their maturity is generally less than one year in duration and the carrying amounts of long-term financial instruments approximate fair value because the maturities, interest rates, cash flows, and investment risks are comparable to the current financial instruments available to the Company.

         Property and Equipment - Property and equipment are recorded at cost. Depreciation and amortization are provided using the straight-line method over the estimated lives of the assets which is three to four years. Depreciation and amortization charged to operations for the year ended December 30, 1994 was $14,632 and for the year ending December 31, 1995 was $41,093.

         Maintenance and repairs are charged to operations as incurred. Expenditures which extend the useful life of property and equipment or increase its productivity are capitalized. When assets are sold or otherwise disposed of, the cost and related accumulated depreci-ation and amortization are removed from the accounts and any resulting gain or loss is recognized.

         Software Development Costs - Software development costs are amortized on the straight-line method over one year. Amortization expense charged to operations for the year ended December 31, 1995 was $404,496. For fiscal 1994, software development costs are amortized

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLI-
CIES (CONTINUED)

on the straight-line method over two years. Amortization expense charged to operations for the period from March 30, 1994 (inception) through December 31, 1994 was $129,478.

         Cash and Cash Equivalents - For purposes of the balance sheet and statement of cash flows the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents. The Company had no cash equivalents as of December 31, 1995 or 1994.

         Supplemental disclosures of cash flow information are as follows:

         Cash paid during the year for:
                                           1995             1994
                                           ----             ----
         Interest  $                      7,071         $   6,074
         Income taxes                  $   50,596        $    800

         Accounts Receivable - The Company uses the "reserve" method of accounting for doubtful accounts for financial reporting purposes. An allowance for doubtful accounts has been provided for trade accounts receivable at December 31, 1994 amounting to $158,776. The direct write-off method is used for tax reporting purposes.

         Inventories - Inventories are valued at the lower of cost or market under the average cost method. The inventory is comprised completely of finished goods and raw materials. The inventory is subject to rapidly changing market conditions and demand. Management has developed a program to reduce inventory to desired levels and has provided a valuation allowance amounting to approximately $302,000 as of December 31, 1995 for possible inventory losses.

         Organizational Costs - Organizational costs are amortized over a period of five years. Amortization expense charged to operations for the year ended December 31, 1995 was $5,389. No amortization was taken during the period March 30, 1994 (inception) through December 31, 1994.

         Goodwill - Goodwill is amortized over a period of ten years. Amortization expense charged to operations for the year ended December 31, 1995 was $3,062. No amortization was taken during the period March 30, 1994 (inception) through December 31, 1994.

         Covenant Not to Compete - In October 1995, the Company purchased a small competitor for $75,000 and an $85,000 covenant not to compete. The covenant expires in two years and is being amortized over that period. Amortization expense charged to operations for the year ended December 31, 1995 was $8,854.

NOTE 2 - PROPERTY AND EQUIPMENT

         Property and equipment consists of the following:
                                                 1995                1994

         Computer equipment                     $77,880          19,023
         Furniture and fixtures                  89,540          13,106
         Office equipment                        18,640          27,600
         Software                                 3,922           3,922
         Less: accumulated depreciation         189,982          63,651
           and amortization                     (41,168)         14,632
                                     $          148,814         $49,019


NOTE 3 - COMMITMENTS AND CONTINGENCIES

         1994 Lease Obligations - The Company leases its headquarters office in California and various equipment used in its operations under capitalized and operating leases. Rental expense under operating leases during the period between March 30, 1994 (inception) through December 31, 1994 for the year ended December 31, 1995 and 1994 were $72,133 and $24,540, respectively. In fiscal 1995, the Company also leased offices in California, Texas and Minnesota that are no longer used for company operations. Two of these offices are subleased for the remaining of the lease terms. Rental income received during 1995 was $5,965. The total minimum rentals to be received in the future is $73,999.

         Minimum future annual rental commitments for leases in excess of one year are as follows:

                                              Capital                  Operating
         Year Ended December 31, 1994         Leases                    Leases

         1995                                $ 17,417         $          49,080
         1996                                  17,417                    49,080
         1997                                   4,359                    25,540
         Total minimum lease payments          39,193        $          123,700
         Less amount representing interest     (8,896)
         Present value of net minimum payments
            under capitalized leases           30,297
         Less current portion                 (11,555)
                                             $ 18,742


         Minimum future annual rental commitments for leases in excess of one year are as follows:



                                                           Operating                            Net
                                         Capital             Lease          Sublease         Operating
                                         Leases           Commitments        Rentals          Leases
Year Ended December 31
         1996                         $      52,573     $      143,455    $  (57,286)    $         86,169
         1997                                52,573            105,478       (16,713)              88,765
         1998                                24,954             79,776             --              79,776


Total minimum
  lease payments                      $     130,100     $      328,709    $    73,999    $        254,710
Less amount representing
  interest                                 (20,289)
Present value of net minimum
  payments under capitalized
  leases                                    109,811
Less: current portion                      (39,977)

                                      $      69,834

         Deferred Compensation Agreement - The Company has entered into an annual, elective, non-qualified deferred compensation agreement with an officer of the Company amounting to $260,000. As of December 31, 1995, $129,126 of that amount had been funded into a split-dollar insurance program (see Note 6). In fiscal 1994 the amount was $100,000. As of December 31, 1994, $25,012 of that amount had been funded (See Note 8).

         The payment of the deferred compensation is structured to occur upon the officer's retirement, death, disability, financial hardship, or termination of the officer's employment.

NOTE 4 - MAJOR CUSTOMERS

         During the year ended December 31, 1995, the Company had sales of approximately $2,556,909 or 66% of net sales to three major customers. At December 31, 1995, amounts due from these major customers amounted to $827,868.

         During the period from March 30, 1994 (inception) through December 31, 1994, the Company had sales of approximately $472,035, or 28% of net sales to one customer. At December 31, 1994, amounts due from the major customer amounted to $371,275.

NOTE 5 - INCOME TAXES

         In February 1992, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 109 ("SFAS 109"), "Accounting for Income Taxes" which mandates the liability method of accounting for deferred income taxes and permits the recognition of net deferred tax assets subject to an ongoing assessment of realizability. The Company has adopted the provision of SFAS 109.

         Deferred income taxes are provided for timing differences in the recognition of certain income and expense items for tax and financial statement purposes. These differences result from the Company deducting state income taxes subsequent to the year of accrual, the use of the "reserve" method of accounting for doubtful accounts for financial reporting purposes as opposed to the direct write-off method for tax purposes and the use of accelerated depreciation methods for property and equipment for tax purposes as compared to the straight-line method for financial statement purposes.

         The provision for income taxes consists of the following:

                                          1994              1995
         Current                      $     140,790              (800)
         Deferred                          (80,009)            330,533

         Total                        $      60,781     $      329,733


         The tax effect of the temporary differences giving rise to the Company's deferred tax assets and liabilities as of December 31, are shown as follows:

                                                                Assets
                                                            (Liabilities)
                                                     1995              1994
         Depreciation and amortization              $(33,173)      $(36,827)
         Allowance for doubtful accounts              210,655         68,750
         State tax liability                           (6,058)         4,786
         NOL carryforward                             175,715
         Deferred officer compensation                112,580         43,300

         Total net deferred income taxes              459,719         80,009
         Less:  valuation allowance                   175,715
                                                      284,004         80,009
         Less: long-term deferred income
           tax asset                          $      (79,407)         (5,674)

         Current deferred income tax asset  $        204,597   $      74,335

         A valuation allowance of $175,715 has been provided as of December 31, 1995 against the NOL carryforwards.

         The remaining deferred tax assets realization is dependent on generating sufficient taxable income to utilize the benefit. Although realization is not assured, management believes it is more likely than not that all of the deferred tax asset will be realized. The amount of the deferred tax asset considered realizable, however, could be reduced in the near term if estimates of future taxable income are reduced.

NOTE 6 - CASH SURRENDER VALUE OF LIFE INSURANCE POLICY

         The investment represents the amount to which the deferred officer compensation plan (a non-qualified plan) has been partially funded (See Note 3).

NOTE 7 - RELATED PARTY TRANSACTIONS

         Digital Systems Research, Inc. ("DSR") owns 65% of the out-standing common stock of the Company at December 31, 1995 and 1994. The following obligations to DSR amounted to the following as of December 31, 1995:

Advances on a $1,000,000 revolving note with an interest rate of prime plus .25% per annum, due May 31, 1996, secured by all the
assets of the Company                                          $      1,028,934

$700,095 term note payable to DSR with an interest
rate of 10%                                                             844,114

Note payable to majority stockholder with an interest rate
of 8% per annum                                                          61,459

Accounts payable                                                         56,487

                                                               $      1,990,994

Total interest accrued to DSR during 1995 was $105,464. During the year, the Company contracted with DSR for $60,375 in consulting services.

The obligations to DSR amounted to the following as of December 31, 1994:

Advances on a $400,000 unsecured line of credit with an interest
rate of 7.5% per annum                                                   166,500

Amount due to majority stockholder for the
 transfer of assets                                                      667,881

Accounts payable                                                          14,898
                          $                                              849,279

Total interest expense on the line of credit amounted to $2,013 which is included in accrued expenses.

As of December 31, 1994, the Company is owed $61,500 from a party with which a licensing agreement is in effect. The receivable will be repaid by 50% of the fourth quarter 1994 royalties due to the licensor and ten equal monthly installments beginning March 15, 1995. The advance accrues interest at 8% per annum.

         The Company has a deferred compensation agreement with an officer of the Company (see Notes 3 and 6).

         The Company has approved an incentive stock option plan for key management personnel effective January 1, 1996.

NOTE 8 - INVESTMENT

         The investment represents the amount to which the deferred officer compensation plan (a non-qualified plan) has been funded (See Note 4).

NOTE 9 - OPERATING AND LIQUIDITY ISSUES

         the Company has incurred a net loss of $1,038,079 for the year ended December 31, 1995 and current liabilities exceeded current assets by $1,516,055. These matters may require the Company to obtain additional financing and there is uncertainty concerning the Company's ability to obtain sufficient financing to meet its requirements.

         The Company's 1995 net operating loss is due to a restructuring of the Company's business operations. The restructuring commenced prior to the fourth quarter with the objective to reposition the Company as a more efficient and competitive company by the start of 1996. Step were implemented to divest Q & A Sales and Marketing, Inc. from its sales representation business with full recognition that collections of revenue commissions would suffer as the various relationships were terminated. Additionally, the Company's inventory of single product line was repackaged in order to create new value-priced software product lines.

         The discontinued sales representations and the repackaging of single product lines has had a significant impact upon the Company-'s operations and contributed to its net operating loss. However, management anticipates the restructuring of the Company's business operation has stabilized operations and will return Q & A Sales and Marketing, Inc. to profitability in 1996.

         The Company's majority stockholder has committed to financially support the Company.

         The accompanying financial statements have been prepared assuming the Company will continue as a going concern. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets that may result from the possible inability of the Company to continue its operations.



               WIZ TECHNOLOGY,INC & Q&A SALES AND MARKETING, INC.
           PRO FORMA CONSOLIDATED BALANCE SHEET AS OF JANUARY 31, 1996

                                       WIZ                Q & A
                                   TECHNOLOGY            SALES &
                                      INC.           MARKETING, INC.
                                   HISTORICAL          HISTORICAL                (A)
                                      AS OF               AS OF               PRO FORMA
                                  JAN. 31, 1996       DEC. 31, 1995          ADJUSTMENTS             TOTAL


CURRENT ASSETS

Cash and Equivalents            $   1,985,515         $     32,114             (32,114)          $  1,985,515
Accts. Rec., Net                    1,545,249              993,432            (564,372)             1,974,309
Notes Rec. From Stockholders          103,731                    0                                    103,731
Inventories                         1,149,862              495,527            (201,067)             1,444,322
Income Tax Receivable                       0               37,144                (282)                36,862
Deferred Tax Asset                          0              204,597            (204,597)                     0
Prepaid Exp & Other                   126,369                8,443                (538)               134,274
Employee Advances                       3,377                3,951              (3,951)                 3,377
TOTAL CURRENT ASSETS            $   4,914,103         $  1,775,208                               $  5,682,390

PROP & EQUIP, NET               $     667,055         $    148,814             (34,910)          $    780,959

License Agreement - DSR (1)                                                   3,500,000             3,500,000
Software Development
Costs, Net                            903,249              202,585            (202,585)               903,249
Deposits/Certificate                  100,000               12,656                 (61)               112,595
Notes Rec.                             13,129                    0                                     13,129
Covenants Non Compete                 145,108               76,146              443,854               665,108
Goodwill                                    0               15,520             (15,520)                     0
Deferred Tax Asset                          0               79,407             (79,407)                     0
Cash Value Life Insurance                   0              129,126            (129,126)                     0
Other Assets                           42,531                    0                    0                42,531
 TOTAL OTHER                    $   1,204,017         $    515,440            3,517,155          $  5,236,612
TOTAL ASSETS                    $   6,785,175         $  2,439,462            2,475,324          $ 11,699,961



                                                       25



              WIZ TECHNOLOGY, INC. & Q &A SALES AND MARKETING, INC.
           PRO FORMA CONSOLIDATED BALANCE SHEET AS OF JANUARY 31, 1996

                                       WIZ                Q & A
                                   TECHNOLOGY            SALES &
                                      INC.           MARKETING, INC.
                                   HISTORICAL          HISTORICAL                (A)
                                      AS OF               AS OF               PRO FORMA
                                  JAN. 31, 1996       JAN. 31, 1996          ADJUSTMENTS             TOTAL
LIABILITIES & STOCKHOLDERS
        EQUITY

CURRENT LIABILITIES
Accounts Payable                $        359,338      $      961,480              74,886         $  1,395,704
Accrued Expense/Royalties/
  Salary                                 229,096              93,699             (1,992)              320,803
Debt to Related Parties                   80,000           1,934,507         (1,934,507)               80,000
Deferred Compensation                          0             260,000           (164,125)               95,875
Income Taxes Payable                           0               1,600             (1,600)                    0
Current Portion Long Term                561,837              39,977                              (1,425,524)
TOTAL CURRENT LIABILITIES              1,230,271           3,291,263         (2,037,338)            2,494,196
LONG TERM LIABILITIES                     80,595              69,834            (10,473)              139,956
TOTAL LIABILITIES                      1,310,866           3,361,097         (2,037,811)            2,634,152

STOCKHOLDERS' EQUITY

COMMON STOCK
Common Stock                               8,186              50,000            (49,700)                8,486
Preferred Stock                                2                   0               1,200                1,202
Services Rec. for Stock                 (78,500)                   0                                 (78,500)
Notes Rec. from Stockhldr              (157,500)                   0                                (157,500)
Total Paid in Capital -
  Common                               6,325,193              10,715             288,985            6,624,893
Paid in Capital -
  Preferred                            1,664,998                   0           3,358,800            5,023,798
Retained Earning/Deficit             (2,809,140)              55,729                              (2,753,411)
Net Income                               521,069         (1,038,079)             913,851              396,841
  TOTAL EQUITY                         5,474,308      (921,635)(B)(C)          4,513,136            9,065,809
TOTAL LIAB & EQUITY                    6,785,174           2,439,462           2,475,325           11,699,961



              WIZ TECHNOLOGY, INC. & Q&A SALES AND MARKETING, INC.
  PRO FORMA CONSOLIDATED STATEMENT OF INCOME SIX MONTHS ENDING JANUARY 31, 1996

                                       WIZ                Q & A
                                   TECHNOLOGY            SALES &
                                      INC.           MARKETING, INC.
                                   SIX MONTHS          SIX MONTHS              (B)(C)
                                     ENDING              ENDING               PRO FORMA
                                  JAN. 31, 1996       DEC. 31, 1995          ADJUSTMENTS             TOTAL

Net Sales                       $      3,634,881      $    1,946,606         $  (37,466)         $  5,544,021
Cost of Revenues                       1,783,412           1,105,352            (18,358)            2,870,406
GROSS PROFIT                           1,851,469             841,254            (19,108)            2,673,615

Administrative Expenses                1,310,487           1,470,234                                2,780,721

Operating Profit (Loss)                  540,982           (628,980)                                (107,106)

Other Income (Expense)
Interest & Other Income                   70,706                   0                                   70,706
Interest Expense                        (69,816)            (54,926)              52,732             (72,010)
Total Other Income (Exp)                     890            (54,926)              52,732              (1,304)

NET INCOME (LOSS) PRE-TAX                541,872           (683,906)                                (108,410)

PROVISION FOR TAXES
(TAX BENEFIT)                           (20,803)             164,867                                  144,064

NET INCOME (LOSS)               $        521,069      $    (519,039)         $    33,624         $     35,654


NET INCOME (LOSS) PER SHARE OF COMMON STOCK:

  Primary                       $            .06                                                 $        .01
  Fully Diluted                 $            .06                                                 $        .01

WEIGHTED AVERAGE NUMBER OF SHARES O/S:

  Primary                              8,608,766                                                    8,920,514
  Fully Diluted                        8,865,504                                                   10,034,016

                                                       27


              WIZ TECHNOLOGY, INC. & Q&A SALES AND MARKETING, INC.
  PRO FORMA CONSOLIDATED STATEMENT OF INCOME TWELVE MONTHS ENDING JULY 31, 1995

                                       WIZ                Q & A
                                   TECHNOLOGY            SALES &
                                      INC.           MARKETING, INC.
                                   HISTORICAL          HISTORICAL
                                      YEAR            TWELVE MONTHS
                                      ENDED               ENDED               PRO FORMA
                                  JULY 31, 1995       JUNE 30, 1995          ADJUSTMENTS             TOTAL

Net Sales                       $      3,680,634      $    3,212,148         $                   $  6,892,782
Cost of Revenues                       1,932,746           1,619,936                                3,552,682
GROSS PROFIT                           1,747,888           1,592,212                                3,340,100

Administrative Exp.                    2,416,778           2,255,830                                4,672,608

Operating Profit (Loss)                (668,890)           (663,618)                              (1,332,508)

Other Income (Expense)
Interest & Other Income                  148,139                   0                                  148,139
Interest Expense                        (41,160)            (69,507)              62,637             (48,030)
Total Other Income (Exp)                 106,979            (69,507)              62,637              100,109

NET INCOME (LOSS) PRE-TAX              (561,911)           (733,125)                              (1,232,399)

PROVISION FOR TAXES
(TAX BENEFIT)                              (800)             158,567                                  157,767

NET INCOME (LOSS)               $      (562,711)      $    (574,558)         $    62,637         $(1,074,632)


NET INCOME (LOSS) PER SHARE OF COMMON STOCK:

  Primary                       $            .07                                                 $     (0.13)
  Fully Diluted                 $            .07                                                 $     (0.13)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING:

  Primary                              7,944,034                                                    8,244,034
  Fully Diluted                        7,944,034                                                    8,244,034

(A)      Adjustments made as a result of purchase price allocations
(B) Adjustments made to eliminate sales and profit on transactions between WIZ Technology, Inc. and Q & A Sales Marketing, Inc.
(C) Adjustments made as a result of eliminating interest on debt forgiven by Digital Systems Research, Inc., parent of Q & A Sales Marketing,
         Inc., in connection with acquisition.

                                                  28